                                                                    EXHIBIT 12.1

                                Toys "R" Us, Inc.
        Computation of Historical Ratios of Earnings to Fixed Charges (a)
                        (In Millions, Except Ratio Data)

                                                                         Six Months Ended                     Year Ended
                                                                  ---------------------------------  ------------------------------
                                                                    08/04/01           07/29/00       02/03/01        01/29/00
                                                                  ---------------------------------  ------------------------------
Consolidated pretax income (loss) from continuing operations      $     (74,492)         $ 342,838   $    636,856     $  439,350
     Share of pretax income of less than 50%-owned companies             (3,197)                 -        (30,925)             -
     Minority interest in Toysrus - Japan (pre
          initial public offering)                                            -              1,316          1,316          9,584
     Minority interest in Toysrus.com                                   (11,616)            (4,547)       (53,337)             -
     Interest                                                            65,854             56,114        130,037         93,304
     Interest capitalized during period                                  (1,853)              (464)        (2,789)        (1,745)
     Amortization of debt issuance expense                                1,375              1,568          3,091          5,280
     Interest portion of rental expense                                      51                 59            131            186
                                                                  ---------------------------------  ------------------------------
Adjusted income (loss) from continuing operations                 $     (23,878)         $ 396,884   $    684,380     $  545,959
                                                                  =================================  ==============================

Fixed Charges:
     Interest                                                          $ 65,854          $  56,114   $    130,037     $   93,304
     Amortization of debt issuance expense                                1,375              1,568          3,091          5,280
     Interest portion of rental expense                                      51                 59            131            186
                                                                  ---------------------------------  ------------------------------
Total Fixed Charges                                               $      67,280           $ 57,741   $    133,259     $   98,770
                                                                  =================================  ==============================

Ratio of Earnings to Fixed Charges                                            -  (b)          6.87x          5.14x          5.53x
                                                                  =================================  ==============================

                                                                               Year Ended
                                                                  ---------------------------------------------
                                                                  01/30/99       01/31/98        02/01/97
                                                                  ---------------------------------------------
Consolidated pretax income (loss) from continuing operations      $ (106,159)    $  771,851      $   673,099
     Share of pretax income of less than 50%-owned companies               -              -                -
     Minority interest in Toysrus - Japan (pre
          initial public offering)                                     5,804          5,927            3,150
     Minority interest in Toysrus.com                                      -              -                -
     Interest                                                        103,921         89,576          101,928
     Interest capitalized during period                               (2,160)        (4,330)          (3,336)
     Amortization of debt issuance expense                             5,387          2,542            2,015
     Interest portion of rental expense                                  188            183              188
                                                                  ---------------------------------------------
Adjusted income (loss) from continuing operations                 $    6,981     $  865,749      $   777,044
                                                                  =============================================

Fixed Charges:
     Interest                                                     $  103,921     $   89,576      $   101,928
     Amortization of debt issuance expense                             5,387          2,542            2,015
     Interest portion of rental expense                                  188            183              188
                                                                  ---------------------------------------------
Total Fixed Charges                                               $  109,496     $   92,301      $   104,131
                                                                  =============================================

Ratio of Earnings to Fixed Charges                                      0.06x          9.38x            7.46x
                                                                  =============================================

(a) For purpose of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations before minority interest and income taxes, (ii) interest expense, including the portion of rents representative of an interest factor, and (iii) amortization of debt issue costs, and (iv) the amount of the company's undistributed (income) losses of less than 50%-owned companies. Fixed charges consist of interest expense, amortization of debt issue costs, and the portions of rents representative of an interest factor.

(b) Earnings were insufficient to cover fixed charges for the six months ended August 4, 2001, therefore the ratio is less than 1 to 1 and is not shown.